Exhibit 99.1

Agenus Announces Dividend of 5 Million Shares of MiNK Therapeutics

LEXINGTON, Mass., March 30, 2023 (GLOBAL NEWSWIRE) – Agenus Inc. (Nasdaq: AGEN), an immuno-oncology company with a pipeline of immunological agents targeting cancer and infectious disease, today announced that its Board of Directors has declared a dividend of 5 million shares of common stock of its subsidiary, MiNK Therapeutics, Inc. (“MiNK”), to shareholders of Agenus as of April 17, 2023 (the “Record Date”). MiNK is a clinical-stage precision oncology company developing allogeneic, invariant natural killer T cell therapies and operates as a separate publicly traded company.

“We are excited to declare the distribution of MiNK equity dividend, demonstrating our commitment to delivering additional value for our shareholders,” said Garo H. Armen, Chairman and CEO of Agenus. With the upcoming year, MiNK aims to extend its solid tumor program and harness its robust groundwork to expedite the development of cell therapies that hold promise in saving lives. This distribution exemplifies our unwavering confidence in MiNK’s approach and empowers our shareholders to participate in MiNK’s future growth through direct ownership.”

On March 15, 2023, MiNK announced plans to present updated clinical data and development plans for its allogeneic invariant natural killer T cells (iNKTs), agenT-797, alone or in combination with pembrolizumab or nivolumab in patients with advanced solid tumors at the American Association for Cancer Research (AACR) Annual Meeting, April 14-19th, 2023.

About the Dividend

The dividend of 5 million shares of MiNK common stock will be made to all Agenus shareholders of record as of April 17, 2023, on a pro rata basis. The Dividend Distribution will be paid no earlier than April 27, 2023, or later than May 17, 2023.

No fractional shares will be issued. Agenus shareholders who otherwise would be entitled to receive fractional shares of the Dividend Distribution shall receive cash (without interest or deduction) in lieu of such fractional shares. The amount will be equal to the product obtained by multiplying (a) the closing price of the MiNK Common Stock on the Nasdaq Capital Market on the Record Date, by (b) the fraction of one share of MiNK Common Stock that such shareholder would have otherwise been entitled to receive as a Dividend in respect of shares of Agenus Common Stock held by such shareholder (after aggregating all such fractional shares otherwise issuable to such shareholder in connection with the Dividend).

About Agenus

Agenus is a clinical-stage immuno-oncology company focused on the discovery and development of therapies that engage the body’s immune system to fight cancer and infections. The Company’s vision is to expand the patient populations benefiting from cancer immunotherapy by pursuing combination approaches that leverage a broad repertoire of antibody therapeutics, adoptive cell therapies (through its subsidiary MiNK Therapeutics), and adjuvants (through its subsidiary SaponiQx). The Company is equipped with a suite of antibody discovery platforms and a state-of-the-art GMP manufacturing facility with the capacity to support clinical programs. Agenus is headquartered in Lexington, MA. For more information, please visit www.agenusbio.com and our Twitter handle @agenus_bio. Information that may be important to investors will be routinely posted on our website and Twitter.

About MiNK Therapeutics

MiNK Therapeutics is a clinical-stage biopharmaceutical company pioneering the discovery, development, and commercialization of allogeneic invariant natural killer T (iNKT) cell therapies to treat cancer and other immune-mediated diseases. MiNK is advancing a pipeline of both native and next generation engineered iNKT programs, with a platform designed to facilitate scalable and reproducible manufacturing for off-the-shelf delivery. The company is headquartered in New York, NY. For more information, visit https://minktherapeutics.com/. Follow us on Twitter @MiNK_iNKT.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements relating to our and MiNK’s technologies, therapeutic candidates, and capabilities; statements regarding future plans, including research and clinical plans; and any other statements containing the words “may,” “believes,” “expects,” “anticipates,” “hopes,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent Form 10-K filed with the Securities and Exchange Commission and available on our website: www.agenusbio.com. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

INVESTORS

Zack Armen, Head of Investor Relations

917-362-1370

zack.armen@agenusbio.com

MEDIA

Susan Goldstein

646-217-8823

susan.goldstein@agenusbio.com

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